EXHIBIT 10.13

AMENDMENT NO. 4 TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT (this "Amendment") is dated as of December 5, 2003 and is made by and among (i) COLLINS INDUSTRIES, INC., a Missouri corporation ("Collins"), COLLINS BUS CORPORATION, a Kansas corporation ("Bus"), WHEELED COACH INDUSTRIES, INC., a Florida corporation ("WCI"), CAPACITY OF TEXAS, INC., a Texas corporation ("Capacity"), MOBILE-TECH CORPORATION, a Kansas corporation ("Mobile"), BRUTZER CORPORATION, an Ohio corporation ("Brutzer"), MID BUS, INC., an Ohio corporation ("Mid Bus"), MOBILE PRODUCTS, INC., a Kansas corporation ("Mobile Products"), and WORLD TRANS, INC., a Kansas corporation ("World Trans," and, together with Collins, Bus, WCI, Capacity, Mobile, Brutzer, Mid Bus, and Mobile Products, the "Borrowers" and each, a "Borrower"), (ii) the financial institutions party to the "Loan Agreement" (as hereinafter defined) from time to time as the Lenders (individually, a "Lender" and collectively, the "Lenders"), and (iii) FLEET CAPITAL CORPORATION, a Rhode Island corporation ("FCC"), as administrative agent for the Lenders (the "Agent").

Preliminary Statements

The Borrowers, the Lenders, and the Agent are parties to a Loan and Security Agreement dated as of May 17, 2002, (as heretofore amended, the "Loan Agreement"; terms defined in the Loan Agreement (and not otherwise defined herein) are used in this Amendment as defined in the Loan Agreement).

The Borrowers have requested that the Loan Agreement be modified to add the definition of Net Capital Expenditures, to effectively credit any net cash consideration received pursuant to a Borrower's disposals of capital assets against a Borrower's gross capital expenditures.

The Agent and Lenders have agreed to the aforementioned modification subject to the provisions of this Amendment.

Statement of Agreement

Accordingly, in consideration of the Loan Agreement, the Loans made by the Lenders and outstanding thereunder, the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.                  Amendments to Loan Agreement. Effective as provided in Section 2 of this Amendment, the Loan Agreement is hereby amended as follows:

(a)               by amending Section 1.1 Definitions by inserting therein, in appropriate alphabetical order, the following new definition:

"Net Capital Expenditures" means, with respect to any Person, the gross dollar amount of all Capital Expenditures (not including Financed Capex), less any net cash proceeds received by such Person for the disposal of assets (gross proceeds less any costs of the sale and any amounts paid to secured parties, other than the Agent or the Lenders, for the release of any lien on the disposed assets). Notwithstanding the foregoing, in no event shall Net Capital Expenditures be a sum less than $0.

(b)               by further amending Section 1.1 Definitions by amending the following definition in its entirety to read as follows:

"Fixed Charge Coverage Ratio" means, for any period, the ratio of (i) the sum of consolidated Net Income of Collins and its Consolidated Subsidiaries for such period plus (without duplication) consolidated depreciation expense plus consolidated amortization expense plus consolidated interest expense plus consolidated Non-Cash Charges of Collins and its Consolidated Subsidiaries for such period, to the extent the same were deducted in computing such consolidated Net Income, less the sum of Net Capital Expenditures, Restricted Payments and Restricted Purchases of Collins and its Consolidated Subsidiaries, other than those made pursuant to the Stock Repurchase Program, in each case made during such period, to (ii) the sum of consolidated Current Maturities of Long-Term Liabilities and Capitalized Lease Obligations of Collins and its Consolidated Subsidiaries as of the last day of such period plus consolidated interest expense of Collins and its Consolidated Subsidiaries for such period; provided, that for any accounting period of less than twelve consecutive months, consolidated Current Maturities of Long-Term Liabilities and Capitalized Lease Obligations of Collins and its Consolidated Subsidiaries as of the date of determination shall be multiplied by a fraction, the numerator of which is the number of months included in such accounting period and the denominator of which is twelve.

(c)               by amending Section 11.6 Capital Expenditures by amending the section in its entirety to read as follows:

SECTION 11.6 Net Capital Expenditures. Make or incur any Net Capital Expenditures in excess of $2,500,000 in the aggregate for all Borrowers in any Fiscal Year; provided, however, that expenditures in connection with any IRB Project shall not constitute Capital Expenditures for purposes of calculating Net Capital Expenditures pursuant to this Section 11.6.

2.                  Effectiveness of Amendment. This Amendment shall be effective as of the first date on which the Agent has received each of the following, each in form and substance satisfactory to the Agent:

(a)               four (4) copies of this Amendment duly executed and delivered by each Borrower and the Lender; and

(b)               such other agreements, certificates, instruments and other documents as any Lender through the Agent may reasonably request in connection with the transactions contemplated hereby.

3.                  Representations and Warranties. Each Borrower hereby represents and warrants to the Agent and the Lender that it has the corporate or other power and has taken all actions necessary to authorize it to execute and deliver this Amendment and the other documents contemplated to be delivered by it pursuant to this Amendment and to perform its obligations under the Loan Agreement as amended by this Amendment and under such other documents; that this Amendment has been and each such other document when executed and delivered by such Borrower will have been, duly executed and delivered by such Borrower; and that the Loan Agreement as amended hereby and each such other document, constitute legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms.

4.                  Effect of Amendment. From and after the effectiveness of this Amendment, all references in the Loan Agreement and in any other Loan Document to "this Agreement," "the Loan Agreement," "hereunder," "hereof" and words of like import referring to the Loan Agreement, shall mean and be references to the Loan Agreement as amended by this Amendment. Except as expressly amended hereby, the Loan Agreement and all terms, conditions and provisions thereof remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

5.                  Counterpart Execution; Governing Law; Costs and Expenses.

(a)               Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed signature page of any party hereto by facsimile transmission shall be as effective as delivery of a manually executed counterpart thereof.

(b)               Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia.

(c)               Expenses. In furtherance and not in limitation of the provisions of the Loan Agreement, the Borrowers will pay or reimburse the Agent and the Lenders for their costs and expenses, including reasonable fees and disbursements of counsel actually incurred, in connection with the preparation and delivery of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS: COLLINS INDUSTRIES, INC., a Missouri corporation By: /s/ Larry W. Sayre Larry W. Sayre, Vice President of Finance and Chief Financial Officer
COLLINS BUS CORPORATION, a Kansas corporation By: /s/ Larry W. Sayre Larry W. Sayre, Vice President of Finance and Chief Financial Officer
WHEELED COACH INDUSTRIES, INC., a Florida corporation By: /s/ Larry W. Sayre Larry W. Sayre, Vice President of Finance and Chief Financial Officer
CAPACITY OF TEXAS, INC., a Texas corporation By: /s/ Larry W. Sayre Larry W. Sayre, Vice President of Finance and Chief Financial Officer

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MOBILE-TECH CORPORATION, a Kansas corporation By: /s/ Larry W. Sayre Larry W. Sayre, Vice President of Finance and Chief Financial Officer
BRUTZER CORPORATION, an Ohio corporation By: /s/ Larry W. Sayre Larry W. Sayre, Vice President of Finance and Chief Financial Officer
MID BUS, INC., an Ohio corporation By: /s/ Larry W. Sayre Larry W. Sayre, Vice President of Finance and Chief Financial Officer
MOBILE PRODUCTS, INC., a Kansas corporation By: /s/ Larry W. Sayre Larry W. Sayre, Vice President of Finance and Chief Financial Officer

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WORLD TRANS, INC., a Kansas corporation By: /s/ Larry W. Sayre Larry W. Sayre, Vice President of Finance and Chief Financial Officer

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AGENT: FLEET CAPITAL CORPORATION, a Rhode Island corporation, as Agent By: /s/ Robert B.H. Moore Robert B.H. Moore, Senior Vice President
LENDER: FLEET CAPITAL CORPORATION, a Rhode Island corporation By: /s/ Robert B.H. Moore Robert B.H. Moore, Senior Vice President

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